Exhibit 99.1

Shutterstock Reports First Quarter 2013 Financial Results

•                  Quarterly revenue increases 36% from prior year period to $51.1 million

•                  Adjusted EBITDA increases 136% to $11.8 million

•                  Quarterly image downloads increase 27% to 22.3 million

•                  Revenue per image download increases 8% to $2.29

•                  Collection exceeds 25 million images and tops 1 million video clips

NEW YORK, NY — May 8, 2013 — Shutterstock, Inc. (NYSE: SSTK), a leading global provider of commercial digital imagery, today announced financial results for the first quarter ended March 31, 2013.

“Our first quarter results were very strong, with 36% revenue growth and an expanding profit margin,” said Founder and CEO Jon Oringer. “More importantly, we continue to see more customers choosing Shutterstock for image and footage licensing, while our image and video footage library and contributor base continue to significantly expand.”

Operating Metrics

	Three Months Ended March 31,
	2013	2012
	(in millions, except revenue per download)
Number of paid downloads	22.3	17.6
Revenue per download	$2.29	$2.13
Images in collection (end of period)	25.1	18.8

Revenue

Revenue for the first quarter was $51.1 million, a 36% increase from the first quarter of 2012.

Net Income

Net income for the first quarter of 2013 increased by 50% to $5.6 million as compared to $3.7 million in the first quarter of 2012. Net income available to common stockholders/members for the first quarter of 2013 was $5.5 million or $0.16 per share on a fully diluted basis as compared to $2.8 million or $0.13 per share on a fully diluted basis in the first quarter of 2012.

Non-GAAP net income for the first quarter of 2013 grew 46% to $6.1 million or $0.18 per share on a fully diluted basis as compared to $4.4 million or $0.15 per share on a fully diluted basis in the first quarter of 2012. Non-GAAP net income excludes the after tax impact of non-cash equity-based compensation expense.

Adjusted EBITDA

Adjusted EBITDA for the first quarter of 2013 was $11.8 million, a 136% increase as compared to $5.0 million in the first quarter of 2012.

Cash

The Company’s cash balance was $107.0 million as of March 31, 2013 as compared to $102.1 million as of December 31, 2012.  The Company had no bank debt as of March 31, 2013.  The Company generated $13.8 million of cash from operations in the first quarter of 2013 and paid down short-term debt of $6.0 million during the quarter.

Also during the first quarter, the Company incurred planned capital expenditures related primarily to the purchase of computer servers and networking equipment, and to a lesser extent leasehold improvements, resulting in a cash outlay of approximately $1.1 million. Cash outlays in this category for the first quarter of 2012 totaled $1.3 million.

Free cash flow for the first quarter of 2013 grew 49% to $12.7 million as compared to $8.5 million in the first quarter of 2012.

Financial Outlook

The Company’s current financial and operating expectations for the second quarter of 2013 and full year 2013 are as follows:

Second Quarter 2013

•                  Revenue of $53 - $55 million

•                  Adjusted EBITDA of $10.8 - $11.8 million

•                  Non-cash equity-based compensation expense of approximately $2 million

•                  An effective tax rate of approximately 40%

Full Year 2013

•                  We are increasing our expectations for revenue to $221 - $226 million

•                  We are increasing our expectations for adjusted EBITDA to $46 - $48 million

•                  Non-cash equity-based compensation expense of approximately $8 million

•                  An effective tax rate of approximately 40%

•                  Capital expenditures related to network servers and technology of approximately $5 million

•                  Capital expenditures for non-recurring leasehold improvements related to headquarters office relocation of approximately $10 million

Earnings Teleconference Information

The Company will discuss its first quarter 2013 financial results during a teleconference today, May 8, 2013, at 5:00 PM ET.  The conference call can be accessed at (866) 318-8620 or (617) 399-5139 (outside the US), conference ID# 226 933 89.  The call will also be broadcast simultaneously at http://investor.shutterstock.com.

Following completion of the call, a recorded replay of the webcast will be available on Shutterstock’s website.  To listen to the telephone replay, call toll-free (888) 286-8010 or (617) 801-6888 (outside the US), conference ID# 850 744 42. The telephone replay will be available from 7:00 PM ET May 8 through May 22, 2013.  Additional investor information can be accessed at http://shutterstock.com.

Non-GAAP Financial Measures

Shutterstock considers adjusted EBITDA, non-GAAP net income, and free cash flow to be important financial indicators of the Company’s operational strength and the performance of its business. Shutterstock defines adjusted EBITDA as net income adjusted for interest income/(expense), income taxes, depreciation, amortization and non-cash equity based compensation; non-GAAP net income as net income excluding the after tax impact of non-cash equity-based compensation; and free cash flow as cash provided by (used in) operating activities adjusted for capital expenditures and interest income/(expense). These figures are non-GAAP financial measures and should be considered in addition to results prepared in accordance with generally accepted accounting principles (GAAP), and should not be considered as a substitute for, or superior to, GAAP results. In addition, adjusted EBITDA, non-GAAP net income, and free cash flow should not be construed as indicators of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

A reconciliation of the differences between adjusted EBITDA, non-GAAP net income, and free cash flow, and the most comparable financial measure calculated and presented in accordance with GAAP, is presented under the heading “Reconciliation of Non-GAAP Financial Information to GAAP” immediately following the Consolidated Statements of Cash Flows included below.

Historical Operating Metrics

	3/31/11	6/30/11	9/30/11	12/31/11	3/31/12	6/30/12	9/30/12	12/31/12	3/31/13
	(in millions, except revenue per download)
Number of paid downloads	13.3	14.4	14.8	16.2	17.6	18.3	18.7	21.4	22.3
Revenue per download	$1.92	$2.01	$2.10	$2.14	$2.13	$2.22	$2.26	$2.30	$2.29
Images in collections (end of period)	14.4	15.3	16.2	17.4	18.8	20.2	21.7	23.3	25.1

Non-Cash Equity-Based Compensation

Included in the accompanying financial results are expenses related to non-cash equity based compensation, as follows (in thousands):

	Three Months Ended March 31,
	2013	2012
Cost of revenue	$55	$—
Sales and marketing	203	—
Product development	255	—
General and administrative	503	664
Total	$1,016	$664

Amortization of Intangible Assets and Depreciation

Included in the accompanying financial results are expenses related to the amortization of intangible assets, as follows (in thousands):

	Three Months Ended March 31,
	2013	2012
Cost of revenue	$8	$8
General and administrative	48	52
Total	$56	$60

Included in the accompanying financial results are expenses related to depreciation, as follows (in thousands):

	Three Months Ended March 31,
	2013	2012
Cost of revenue	$410	$245
General and administrative	313	223
Total	$723	$468

About Shutterstock

Shutterstock is a leading global provider of high-quality licensed photographs, vectors, illustrations and videos to businesses, marketing agencies and media organizations around the world. Headquartered in New York City, Shutterstock works closely with its growing contributor community of photographers, videographers, illustrators and designers to curate a global marketplace for royalty-free imagery. Shutterstock adds tens of thousands of rights-cleared images each week, and with more than 25 million images currently available, the Company recently surpassed 300 million image downloads. Shutterstock also owns Bigstock, a value-oriented stock agency.

For more information, please visit http://www.shutterstock.com, and follow Shutterstock on Twitter and on Facebook.

Safe Harbor Provision

The statements contained in this press release that are not purely historical are forward looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, including statements regarding the Company’s expectations, predictions, beliefs, hopes, intentions or strategies regarding the future.  Forward looking statements include statements regarding the Company’s business strategy, timing of, and plans for, the introduction of new products and enhancements, future sales, market growth and direction, competition, market share, revenue growth, operating margins and profitability.  All forward looking statements included in this document are based upon information available to the Company as of the date hereof.  Actual events or results could differ materially from those contained in the Company’s current projections or forward-looking statements. It is routine for internal projections and expectations to change as the quarter progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which the Company bases its expectations may change prior to the end of the quarter. Although these expectations may change, the Company assumes no obligation to update any such forward looking statement, whether as a result of new information, future developments or otherwise.  Factors that could cause or contribute to such differences include the Company’s inability to continue to attract customers and contributors to its online marketplace for commercial digital imagery; a decrease in repeat customer purchases or in content contributed to our online marketplace; the Company’s inability to successfully operate in a new and rapidly changing market and to evaluate its future prospects; competitive factors; the Company’s inability to prevent the misuse of its imagery; assertions by third parties of infringement or other violations of intellectual property rights by the Company; the Company’s inability to increase market awareness of the Company and its services; the Company’s inability to effectively manage its growth; the Company’s inability to increase the percentage of its revenues that come from larger companies; the Company’s inability to continue expansion into international markets; various income tax and other tax liabilities; failure to respond to technological changes or upgrade the Company’s website and technology systems; failure to adequately protect the Company’s intellectual property; general economic conditions worldwide; and other factors and risks discussed in the section entitled “Risk Factors” in the Company’s latest Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2013 and other reports filed by the Company from time to time with the Securities and Exchange Commission.  Forward-looking statements in this release are made pursuant to the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

Shutterstock, Inc.

Consolidated Balance Sheets

(In thousands, except par value amount)

	March 31, 2013	December 31, 2012
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$107,013	$102,096
Credit card receivables	2,218	1,373
Accounts receivable, net	2,618	1,738
Prepaid expenses and other current assets	2,095	2,008
Deferred tax assets	20,801	18,760
Total current assets	134,745	125,975
Property and equipment, net	5,660	5,255
Intangibles assets, net	984	1,040
Goodwill	1,423	1,423
Deferred tax assets	12,890	13,239
Restricted cash	2,008	182
Total assets	$157,710	$147,114

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,792	$2,606
Accrued expenses	14,370	15,606
Contributor royalties payable	7,986	6,984
Income taxes payable	4,626	—
Deferred revenue	43,336	37,934
Term loan facility	—	6,000
Other liabilities	181	161
Total current liabilities	73,291	69,291
Other non-current liabilities	871	889
Total liabilities	74,162	70,180

Commitment and contingencies
Stockholders’ equity:
Common stock, $0.01 par value; 200,000 shares authorized; 33,517 and 33,513 shares outstanding as of March 31, 2013 and December 31, 2012, respectively	335	335
Additional paid-in capital	49,331	48,282
Retained earnings	33,882	28,317
Total stockholders’ equity	83,548	76,934
Total liabilities and stockholders’ equity	$157,710	$147,114

Shutterstock, Inc.

Consolidated Statements of Operations

(In thousands, except for share and per share information)

(Unaudited)

	Three Months Ended
	March 31,
	2013	2012

Revenue	$51,117	$37,574

Operating expenses:
Cost of revenue	19,821	14,389
Sales and marketing	11,978	12,240
Product development	4,555	3,419
General and administrative	4,780	3,732
Total operating expenses	41,134	33,780
Income from operations	9,983	3,794
Other (expense)/income, net	(12)	3
Income before income taxes	9,971	3,797
Provision for income taxes	4,406	86
Net income	$5,565	$3,711
Less:
Preferred interest distributed	—	2,100
Undistributed earnings (loss) to participating stockholder/members	19	(1,172)
Net income available to common stockholders/members	$5,546	$2,783

Net income (loss) per basic share available to common stockholders/members:
Distributed	$—	$0.30
Undistributed	0.17	(0.17)
Basic	$0.17	$0.13

Net income (loss) per diluted share available to common stockholders/members:
Distributed	$—	$0.30
Undistributed	0.16	(0.17)
Diluted	$0.16	$0.13

Weighted average shares outstanding:
Basic	33,398,797	20,849,242
Diluted	33,851,843	20,849,242

Shutterstock, Inc.

Reconciliation of Non-GAAP Financial Information to GAAP

(In thousands, except for share and per share information)

(Unaudited)

Unaudited Supplemental Data

The following information is not a financial measure under generally accepted accounting principles (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as one measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

	Three Months Ended
	March 31,
	2013	2012

Net income	$5,565	$3,711
Add/(less):
(a) Depreciation and amortization	779	528
(b) Non-cash equity based compensation	1,016	664
(c) Interest expense/(income), net	12	(3)
(d) Provision for income taxes	4,406	86
Adjusted EBITDA (1)	$11,778	$4,986
Adjusted EBITDA per basic common share	$0.35	$0.24
Adjusted EBITDA per diluted common share (2)	$0.35	$0.18

Weighted average basic shares	33,398,797	20,849,242
Weighted average diluted shares (2)	33,851,843	28,338,280

	Three Months Ended
	March 31,
	2013	2012
Net income	$5,565	$3,711
(a) Non-cash equity based compensation	1,016	664
(b) Non-cash equity based compensation tax benefit	(449)	(13)
Non-GAAP net income	$6,132	$4,362
Non-GAAP net income per basic common share	$0.18	$0.21
Non-GAAP net income per diluted common share (2)	$0.18	$0.15

Weighted average basic shares	33,398,797	20,849,242
Weighted average diluted shares (2)	33,851,843	28,338,280

	Three Months Ended
	March 31,
	2013	2012
Net cash provided by operating activities	$13,790	$9,815
Interest (expense)/income, net	(12)	3
Capital expenditures	(1,127)	(1,313)
Free cash flow	$12,675	$8,499

Adjusted EBITDA	$11,778	$4,986
Add/(less):
(a) Changes in operating assets and liabilities	7,893	4,959
(b) Provision for income taxes	(4,406)	(86)
(c) Deferred income taxes	(1,692)	(97)
(d) Provision for doubtful accounts/chargeback reserve	104	50
(e) Interest expense/(income), net	(12)	3
(f) Amortization of financing fees	125	—
Net cash provided by operating activities	$13,790	$9,815

(1)         Earnings/(loss) before interest income/(expense), income taxes, depreciation, amortization, non-cash equity based compensation and other non-cash charges.

(2)       The weighted average diluted shares for the three months ended March 31, 2012 gives effect to our reorganization from a New York limited liability company to a Delaware corporation and includes incremental shares for profit interest awards and preferred shares that are excluded from the weighted average basic shares.

Media Contacts:

Meagan Kirkpatrick	Denise Garcia
Shutterstock, Inc.	ICR
mkirkpatrick@shutterstock.com	denise.garcia@icrinc.com